SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                 Date of Event Requiring Report: April 17, 2000

                            TWISTEE TREAT CORPORATION
                            -------------------------
             (Exact name of registrant as specified in its charter)

              Delaware               0-294339        43-1796135
       (State of Incorporation)     (Commission     (IRS Employer
                                    File Number)   Identification #)

                  301 Clark Street, Warrensburg, Missouri 64093
                    ----------------------------------------
                    (Address of Principal Executive Offices)

                                 (660) 747-4272
                    ----------------------------------------
          (Registrant's telephone number, including area code) ITEM 1.

                                 Not applicable.

ITEM 2.      ACQUISITION OR DISPOSITION OF ASSETS

      Not Applicable.

ITEM 3.      BANKRUPTCY OR RECEIVERSHIP

      Not applicable.

ITEM 4.      CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

      Not applicable

ITEM 5.      OTHER EVENTS

         Not applicable.

ITEM 6.

         Not applicable.

ITEM 7.      FINANCIAL STATEMENTS

         By Current Report on Form 8-K filed April 6, 2000, the Registrant reported a business combination and indicated that the required financial statements would be forthcoming within 60 days thereof. The following financial statements and notes thereto are filed herewith beginning on page F-1.

ITEM 8.      CHANGE IN FISCAL YEAR

        Not applicable.

                            TWISTEE TREAT CORPORATION
                              FINANCIAL STATEMENTS
                             AS OF NOVEMBER 30, 1999

                            TWISTEE TREAT CORPORATION

                                    CONTENTS
                                    --------

      PAGE                 1          INDEPENDENT AUDITORS' REPORT

      PAGE                 2          BALANCE SHEET AS OF NOVEMBER 30, 1999

      PAGE                 3          STATEMENTS  OF  OPERATIONS  FOR THE  YEARS
                                      ENDED nOVEMBER 30, 1999 AND 1998

      PAGE                 4          STATEMENTS  OF  CHANGES  IN  STOCKHOLDERS'
                                      EQUITY FOR THE YEARS  ENDED  NOVEMBER  30,
                                      1999 AND 1998

      PAGE                 5          STATEMENTS  OF CASH  FLOWS  FOR THE  YEARS
                                      ENDED NOVEMBER 30, 1999 AND 1998

      PAGES             6 - 17        NOTES TO FINANCIAL STATEMENTS

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of:
Twistee Treat Corporation

We have audited the accompanying balance sheet of Twistee Treat Corporation as of November 30, 1999 and the related statements of operations, changes in stockholders' equity and cash flows for the years ended November 30, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Twistee Treat Corporation as of November 30, 1999 and the results of its operations and its cash flows for the years ended November 30, 1999 and 1998 in conformity with generally accepted accounting principles.


                                               By:/s/Weinberg & Company, P.A.
                                               ------------------------------
                                                     WEINBERG & COMPANY, P.A.





Boca Raton, Florida
April 13, 2000

                            TWISTEE TREAT CORPORATION
                                  BALANCE SHEET
                                NOVEMBER 30, 1999
                                -----------------



                                     ASSETS

CURRENT ASSETS

   Cash                                       $    84,921
   Advances                                        10,000
   Notes receivable - trade                        90,000
   Notes receivable other - current                80,670
   Inventory                                      116,650
                                              -----------
     Total Current Assets                         382,241
                                              -----------

PROPERTY AND EQUIPMENT, NET                       328,431
                                              -----------

OTHER ASSETS

   Notes receivable - trade                        20,000
   Notes receivable other                          74,000
   Other receivable                                50,000
   Deposits                                         1,150
   Intangible assets                              227,011
                                              -----------
     Total Other Assets                           372,161
                                              -----------

TOTAL ASSETS                                  $ 1,082,833
                                              ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

   Accounts payable and accrued expenses      $   147,797
   Notes and loans payable - current              306,102
   Capital lease - current                            507
   Deferred revenue                               154,651
                                              -----------
     Total Current Liabilities                    609,057

NOTES PAYABLE                                      34,792
                                              -----------

TOTAL LIABILITIES                                 643,849
                                              -----------

STOCKHOLDERS' EQUITY
   Preferred stock, $.0001 par value,
    10,000,000 shares authorized, none
    issued and outstanding                             --
   Common stock, $.0001 par value,
    50,000,000 shares authorized, 6,769,950
    shares issued and outstanding                     676
   Common stock to be issued, $.0001 par
    value, 212,500 shares                              21
   Additional paid in capital                   1,929,249
   Accumulated deficit                         (1,490,962)
                                              -----------

     Total Stockholders' Equity                   438,984
                                              -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $ 1,082,833
                                              ===========


                 See accompanying notes to financial statements.

                            TWISTEE TREAT CORPORATION
                            STATEMENTS OF operations
                 FOR THE YEARS ENDED NOVEMBER 30, 1999 AND 1998
                 ----------------------------------------------

                                                1999            1998
                                            -----------    -----------

NET SALES                                   $   176,081    $   123,202

COST OF SALES                                   122,373        150,668
                                            -----------    -----------

GROSS PROFIT (LOSS)                              53,708        (27,466)
                                            -----------    -----------

OPERATING EXPENSES

  Payroll and contractual compensation          200,168        156,026
  Depreciation and amortization expense          48,808         48,669
  Consulting expense                               --            3,163
  Legal and professional fees                   144,992        106,707
  Other general administrative expenses         232,957        140,472
                                            -----------    -----------
     Total Operating Expenses                   626,925        455,037
                                            -----------    -----------

LOSS FROM OPERATIONS                           (573,217)      (482,503)
                                            -----------    -----------

OTHER INCOME (EXPENSE)
  Gain on sale of franchise facility                970           --
  Miscellaneous income                              417           --
  Interest income                                 3,083           --
  Interest expense                              (30,751)        (8,290)
  Loss on disposal of fixed assets                 --           (4,286)
                                            -----------    -----------
    Total Other (Expense)                       (26,281)       (12,576)
                                            -----------    -----------

Loss Before Extraordinary Item                 (599,498)      (495,079)

EXTRAORDINARY ITEM

  Gain (loss) on early extinguishment
    of debt, net                                (10,000)        31,983
                                            -----------    -----------

NET LOSS                                    $  (609,498)   $  (463,096)
                                            ===========    ===========

Net loss per common share and equivalents
 - basic and diluted                        $     (0.09)   $     (0.09)
                                            ===========    ===========

Weighted average number of shares
 outstanding during period - basic
 and diluted                                  6,811,154      5,309,861
                                            ===========    ===========

                 See accompanying notes to financial statements

                            TWISTEE TREAT CORPORATION

                  STATEMENTS OF changes in stockholders' equity

                 FOR THE YEARS ENDED NOVEMBER 30, 1999 AND 1998

                                                            COMMON STOCK TO        ADDITIONAL
                                    COMMON STOCK               BE ISSUED           PAID-IN
                                SHARES        AMOUNT      SHARES       AMOUNT      CAPITAL
                              ----------   ----------   ----------   ----------   ----------
Balance,
December 1,1997                5,143,900   $      514         --     $     --     $  685,333

Issuance of common stock
 in 504 offering               1,125,050          112         --           --        596,987

Treasury stock returned             --           --           --           --           --

Issuance of common stock
 for legal services               50,000            5         --           --         81,495

Net loss for the year ended
 November 30, 1998                  --           --           --           --           --
                              ----------   ----------   ----------   ----------   ----------

Balance, November 30,
                       1998    6,318,950          631         --           --      1,363,815

Issuance of common stock
 for cash                        451,000           45      212,500           21      565,434

Net loss for the year ended
 November 30, 1999                  --           --           --           --           --
                              ----------   ----------   ----------   ----------   ----------

Balance, November

  30, 1999                     6,769,950   $      676      212,500   $       21   $1,929,249
                              ==========   ==========   ==========   ==========   ==========




                              ACCUMULATED     TREASURY
                                DEFICIT         STOCK          TOTAL
                              -----------    -----------    -----------
Balance,
December 1, 1997              $  (418,368)   $  (600,000)   $  (332,521)

Issuance of common stock
 in 504 offering                     --             --          597,099

Treasury stock returned              --          600,000        600,000

Issuance of common stock
 for legal services                  --             --           81,500

Net loss for the year ended
 November 30, 1998               (463,096)          --         (463,096)
                              -----------    -----------    -----------

Balance, November 30,
                       1998      (881,464)          --          482,982

Issuance of common stock
 for cash                            --             --          565,500

Net loss for the year ended
 November 30, 1999               (609,498)          --         (609,498)
                              -----------    -----------    -----------

Balance, November
  30, 1999                    $(1,490,962)   $      --      $   438,984
                              ===========    ===========    ===========

                 See accompanying notes to financial statements.

                            TWISTEE TREAT CORPORATION
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED NOVEMBER 30, 1999 AND 1998
                 ----------------------------------------------

                                                         1999           1998
                                                       ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                             $(609,498)   $(463,096)
  Adjustments to reconcile net loss to net cash
   provided by (used in) operating activities:
  Organization cost written off                            9,000         --
  Depreciation and amortization                           48,808       48,669
  Amortization of intangible assets                        8,467         --
  Issuance of common stock for services                     --         81,500
  Extraordinary gain on early extinguishment of debt        --        (31,983)
  Gain on sale of franchise facility                        (970)        --
  Changes in assets and liabilities
     (Increase) decrease in:
      Accounts receivable                                   --         21,352
      Notes receivable - trade                          (110,000)        --
      Advances                                           (10,000)        --
      Deposits                                              (100)      24,450
      Inventory                                          (11,400)       2,886
     Increase (decrease) in:
      Accounts payable and accrued expenses               86,653      (15,053)
      Deferred revenue                                   105,500      (44,250)
                                                       ---------    ---------
        Net Cash Used In Operating Activities           (483,540)    (375,525)
                                                       ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                     (98,334)     (12,223)
  Increase in notes receivable other                      (3,170)        --
  Cash received on notes receivable other                  2,500         --
  Other receivable                                          --        (50,000)
                                                       ---------    ---------
        Net Cash Used In Investing Activities            (99,004)     (62,223)
                                                       ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase (decrease) in notes payable                    54,481     (134,908)
  Proceeds from stock sale                               565,500      597,099
  Payment of capital lease obligations                    (2,163)      (1,399)
                                                       ---------    ---------
        Net Cash Provided By Financing Activities        617,818      460,792
                                                       ---------    ---------

INCREASE IN CASH AND CASH EQUIVALENTS                     35,274       23,044

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR             49,647       26,603
                                                       ---------    ---------

CASH AND CASH EQUIVALENTS - END OF YEAR                $  84,921    $  49,647
                                                       =========    =========

Cash paid during the year for:

  Interest                                             $    --      $   4,493
                                                       =========    =========
  Income taxes                                         $    --      $    --
                                                       =========    =========

                 See accompanying notes to financial statements.

                            TWISTEE TREAT CORPORATION
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED NOVEMBER 30, 1999 AND 1998
                 ----------------------------------------------

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
-----------------------------------------------------------------------

During 1999, the Company purchased a vehicle financed by a loan of an amount of $32,091.

During 1999, the Company sold two franchise facilities for notes receivable of a total of $151,500 recording the major part of the gain as deferred revenue.

During 1999, the Company recorded $40,000 of deferred franchise revenue in exchange for two trade notes receivable.

During 1999, the Company recorded deferred revenue and a trade note receivable in the amount of $62,500 arising from the sale of a regional development area to an individual. In connection with this transaction, the Company amortized $42,333 of the total cost to acquire the regional development area which was offset against the deferred revenue.

During 1998, the Company acquired property and equipment for a note payable of $39,500.

During 1998, the Company returned treasury stock of $600,000 for cancellation of two notes payable previously issued to acquire the stock.

                 See accompanying notes to financial statements.

                            TWISTEE TREAT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           NOVEMBER 30, 1999 AND 1998
                           --------------------------

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION
--------------------------------------------------------------------

(A) Description of Business
---------------------------

Twistee Treat Corporation ("the Company") was originally incorporated under the laws of Missouri in 1995. The Company merged with Twistee Treat Corporation, a Delaware Corporation in June 1997 with the same name in a tax-free transaction (see Note 8 (A)).

The Company operates and franchises soft-serve ice cream, non-fat soft-serve yogurt, non-dairy soft-serve desserts and an assortment of other foods and beverages in distinctive freestanding Twistee Treat cone-shaped buildings designed for "drive-thru" and walk-up service. In addition to the free standing building, the Company offers specialty kiosk units designed to be located in stores, malls, food courts, business facilities, and colleges and mobile trailer units (concession units) designed for short-term events such as fairs, carnivals and sporting events. As of November 30, 1999 the Company has four franchises and one company owned store.

(B) Use of Estimates
--------------------

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

(C) Cash and Cash Equivalents
-----------------------------

For purpose of the cash flow statements, the Company considers all highly liquid investments with original maturities of three months or less at time of purchase to be cash equivalents.

(D) Inventories
---------------

Inventories primarily consist of ice cream machines and restaurant supplies. Inventories are stated at the lower of cost or market value, as determined using the first in, first out method.

(E) Property and Equipment
--------------------------

Property and equipment are stated at cost, less accumulated depreciation. Expenditures for maintenance and repairs are charged to expense as incurred.
Depreciation is provided using the straight-line method over the estimated useful life of the assets from 5 to 10 years.

                            TWISTEE TREAT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           NOVEMBER 30, 1999 AND 1998
                           --------------------------

(F) Revenue Recognition and Deferred Revenue
--------------------------------------------

In connection with its franchising operations, the Company sells franchise facilities on a turnkey basis, receiving income from initial franchise fees, development fees, royalties and product sales. Revenue from the sale of franchise equipment and leasehold improvements is recognized when delivery takes place and adequate consideration is received. In 1999, two franchise equipment and leasehold improvement installations were sold. The major portion of the gain of approximately $59,000 was deferred in 1999 because of the lack of adequate consideration being received and is included in deferred revenue. Initial franchise fees are recognized as income when substantially all services and conditions relating to the sale of the franchise have been performed and adequate consideration has been received. Development fees are non-refundable and recognized when received. The Company Agreements call for additional franchise fees as franchises are sold in the development regions. These fees are recognized as income on the same basis as franchise fees. As of November 30, 1999, the Company had deferred revenues originating from franchise and development fees of approximately $95,000. Royalties, which are based upon a percentage of the franchise's gross sales, are recognized as income when the fees are earned and become receivable and collectable. As of November 30, 1999, the company had not collected any royalty fees due under the franchise agreements. Revenue from the sales of product to the franchisees is recognized when the merchandise is shipped.

The Company also earned revenue from the sale of merchandise through one and three stores that it owned and operated during the years ended November 30, 1999 and 1998, respectively.

(G) Advertising Costs
---------------------

In accordance with the American Institute of Certified Public Accountants' Statement of Position No. 93-7, the Company expenses advertising costs as incurred. During 1999 and 1998, the Company expensed $5,482 and $2,017, respectively.

(H) Income Taxes
----------------

The Company accounts for income taxes under the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 109. "Accounting for Income Taxes" ("Statement No.109"). Under Statement No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those assets or liabilities are expected to be recovered or settled. Under Statement 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

                            TWISTEE TREAT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           NOVEMBER 30, 1999 AND 1998
                           --------------------------

(I) Earnings per Share Data
---------------------------

Basic and diluted net loss per common share for the years ended November 30, 1999 and 1998 is computed based on the weighted average common shares and dilutive common stock equivalents outstanding during the year as defined by statement of Financial Accounting Standards No. 128 "Earnings Per Share". The assumed exercise of common stock equivalents was not utilized since the effect was antidilutive.

(J) Fair Value of Financial Instruments
---------------------------------------

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate that value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amount of the Company's financial instruments, including accounts receivable, accounts payable, accrued liabilities, capital lease obligations and notes payable, approximates fair value due to the relatively short period to maturity for these instruments.

(K) Recent Account Pronouncements
---------------------------------

The Financial Accounting Standards Board has recently issued several new accounting pronouncements. Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities" as amended by Statement No. 137, establishes accounting and reporting standards for derivative instruments and related contracts and hedging activities. This statement, as amended, is affective for all fiscal quarters and fiscal years beginning after June 15, 2000. The Company believes that future adoption of this pronouncement will not have a material effect on the Company's financial position or results of operations.

(L) Segment Information
-----------------------

The Company follows statement of Financial Accounting Standards No. 131, "Disclosure About Segments of an Enterprise and Related Information". In 1999 and 1998 the Company operated in one segment. Therefore, segment disclosure has not been presented.

                            TWISTEE TREAT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           NOVEMBER 30, 1999 AND 1998
                           --------------------------

NOTE 2 - notes RECEIVABLE

(A) Notes Receivable - Trade
----------------------------

The following schedule reflects the notes receivable - trade as of November 30, 1999:

Notereceivable  from  an  individual   arising  from  the  sale  of  a  regional
    development area, non-interest bearing, due on November 30, 2000

                                                                                      $              62,500

Note receivable from an individual,  for initial franchise fee, originally due upon execution  of  franchise  agreement,  extended to June 24,  2000,  non-interest
    bearing (see note 2(B)(a) for purchase of franchise store)                                       20,000

Note receivable, non-interest bearing, balance due upon delivery of  a cone
    building purchased by a regional developer                                                        7,500

Notereceivable  from  an  individual  for  payment  of  initial   franchise  fee
    (together with purchase of franchise store - see Note 2 (B)(b)),  payment of
    $2,500 originally due on November 6, 1999, extended to June 1, 2000, monthly payments of $705 at 9% interest  originally  due from September 1999 through
    February 2000, extended to June 2000 through November 2000, monthly payments of $1,180 at 8% interest  originally  due from March through  November 2000, extended to December  2000  through  August 2001,  renegotiation  of finance terms thereafter, but not exceeding 12% interest and 8 years remaining term

                                                                                                     20,000

                                                                                         --------------------
                                                                                                    110,000

Less current portion                                                                                 90,000
                                                                                         --------------------

Notes receivable - trade, net of current portion                                      $              20,000
                                                                                         ====================

(B) Notes Receivable - Other

The following schedule reflects the notes receivable as of November 30, 1999:

(a) Note receivable from an individual, 8% interest, $1,500 originally due on July 24, 1999, extended to July 24, 2000, $20,000 originally due on
       September 24, 1999, extended to September 1, 2000, remaining principal and interest due on June 24, 2000.

                                                                                      $              78,170

                            TWISTEE TREAT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           NOVEMBER 30, 1999 AND 1998
                           --------------------------


(b)    Note  receivable  from an  individual  for  purchase of  franchise  store
       (together with initial franchise fee - see Note 2 (A)), payment of $2,500 originally  due on  November 6, 1999,  extended to June 1, 2000,  monthly payments  of $705 at 9%  interest  originally  due  from  September  1999 through  February  2000,  extended to June 2000  through  November  2000, monthly  payments  of $1,180 at 8%  interest  originally  due from  March through  November  2000,  extended to December 2000 through  August 2001, renegotiation of finance terms thereafter, but not exceeding 12% interest and 8 years remaining term

                                                                                                     76,500

                                                                                         --------------------
                                                                                                    154,670

Less current portion                                                                                 80,670
                                                                                         --------------------

Notes receivable other, net of current portion                                        $              74,000
                                                                                         ====================


NOTE 3 - ADVANCES

The advance of $10,000 represents an advance made to a vendor for the production of a cone building.

NOTE 4 - PROPERTY AND EQUIPMENT

Property and equipment at November 30, 1999 consisted of the following:

               Furniture and fixtures          $                 12,644
               Equipment                                        111,681
               Molds                                            215,000
               Vehicles                                          38,430
               Leasehold improvements                             2,904
               C-I-P stores                                      83,983
               Less accumulated depreciation                   (136,211)
                                                   ----------------------
                                               $                328,431
                                                   ======================

Depreciation expense for the years ended November 30, 1999 and 1998 was $48,808 and $45,669 respectively.

NOTE 5 - INTANGIBLE ASSET

On May 22, 1998, the Company entered into a purchase agreement with related parties who were the owners of Twistee Treat Southeast, Inc. to acquire all the rights, title and interest to Twistee Treat Southeast, Inc. and regional developer rights and or franchise agreements within the territory being purchased. The intangible asset will be amortized using a formula which

                            TWISTEE TREAT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           NOVEMBER 30, 1999 AND 1998
                           --------------------------

allocates the total cost to acquire the entire regional development area of $277,811 based on the estimated revenue from the sale of portions of the regional development area to the total estimated revenue from the sale of the entire development area. During the year ended November 30, 1999 the South Florida development area was sold. Therefore, the intangible asset was amortized for an amount of $50,800. This amount was allocated to offset deferred revenues and realized revenues based upon the realized and unrealized revenue percentages.

NOTE 6 - NOTES AND LOANS PAYABLE

The following schedule reflects the notes and loans payable at November 30, 1999:

Note payable to individual, secured by building, in default as of November 20,
  1999, paid in full in March 2000 (See Note 10(B))                                   $               7,500

Note payable to stockholder, 9% interest, principal and interest originally due in full December 22, 1999, extended to June 1, 2000, secured by Southeast
  Regional

  Development Rights                                                                                 93,750

Note payable to stockholder, 9% interest, principal and interest originally due according to payment schedule with last payment due on March 1, 1999, extended to September 1, 2000, secured by Southeast Regional Development Rights

                                                                                                     39,547

Note payable, 8% interest, principal and interest due according to payment schedule with last payment due on January 15, 2001, unsecured

                                                                                                     22,254

Note payable to related party, non-interest bearing, due on June 1, 2000, secured
  by building                                                                                         4,362

Note payable to individual, non-interest bearing, due on May 7, 2000
                                                                                                      6,250

Note payable to individual, 12% interest, due at the earlier of March 2, 2000 or upon lender obtaining financing sufficient to repay the note payable (See Note

  10(B))                                                                                            100,000

Note payable to financing institution, 8.95% interest, due in monthly payments of $688 through September 2004, secured by vehicle

                                                                                                     31,231

Loan from stockholder, 9% interest, due on demand, unsecured                                         36,000
                                                                                         --------------------
                                                                                                    340,894

Less current portion                                                                                306,102
                                                                                         --------------------

Notes and loans payable, net of current portion                                       $              34,792
                                                                                         ====================

                            TWISTEE TREAT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           NOVEMBER 30, 1999 AND 1998
                           --------------------------

Future maturities of the notes and loans payable in each of the next five years are as follows:

                              Year ending
                              November 30

                                    2000              $       306,102
                                    2001                       14,946
                                    2002                        6,500
                                    2003                        7,107
                                    2000                        6,239
                                                      ---------------
                                                      $       340,894

Accrued interest of $26,653 on the notes and loans payable has been included in accrued expenses at November 30, 1999.

NOTE 7 - RELATED PARTIES

Certain notes payable are owed to officers of the Company (See Notes 5 and 6).

NOTE 8 - COMMITMENTS AND CONTINGENCIES

(A) Year 2000 Issues
--------------------

The Company is aware of the issues associated with the programming code in existing computer systems caused by the arrival of the millenium (Year 2000). The "Year 2000" problem is pervasive and complex as virtually every computer operation will be affected in some way by the rollover of the two-digit year to
00. The issue is whether computer systems will properly recognize date-sensitive information when the year changes to 2000. Systems that do not properly recognize such information could generate erroneous data or cause a system to fail.

The Company uses a standard off the shelf accounting software package for all of its accounting requirements. Management has contacted the software vendor and confirmed that the accounting software is Year 2000 compliant. Management has contacted its critical vendors and suppliers, to determine their own Year 2000 efforts and has not identified any Year 2000 compliance issues with those parties. Costs of investigating Year 2000 compliance issues have not been material to date. As a result, management believes that the effect of investigating and resolving Year 2000 compliance issues will not have a material effect on the Company's future financial position or results of operations. As of the date of this report, the Company has not been significantly affected by Year 2000 issues.

                            TWISTEE TREAT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           NOVEMBER 30, 1999 AND 1998
                           --------------------------

(B) Capital Lease
-----------------

As of November 30, 1999, the Company leases restaurant equipment under a non-cancelable capital lease agreement dated May 29, 1997.

Future minimum lease payments under the capital lease are as follows at November 30, 1999:

Total future minimum lease payments                           $              553
Less: interest                                                                46
                                                                  --------------
Present value of future minimum lease
 payments                                                                    507
Less: current portion                                                        507
                                                                  --------------
Long-term obligation under capital lease                      $               -
                                                                  ==============


(C) Operating Lease Agreement
-----------------------------

The Company leases corporate office space and two franchise sites under long term operating leases. The leases have remaining terms varying from the year 2001 through 2008.

Future minimum lease payments for the operating leases are as follows at November 30, 1999:

                   2000                $              34,845
                   2001                               11,015
                   2002                                8,787
                   2003                                8,963
                   2004                                9,142
                Thereafter                            35,139

Rent expense for the years ended November 30, 1999 and 1998 amounted to $66,500 and $31,329, respectively.

(D) Employment Agreements
-------------------------

Effective January 1, 1999, the Company entered into an employment agreement with a principal shareholder and former franchise developer. The agreement calls for the shareholder to become Chief Executive Officer of Twistee Treat Corporation for five years at an annual salary of $90,000, $150,000, $150,000, $175,000 and
$175,000 respectively. The agreement contains a severance clause for early termination of $250,000 and a death benefit of $25,000.

                            TWISTEE TREAT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           NOVEMBER 30, 1999 AND 1998
                           --------------------------

(E) Litigation, Claims, Assessments
-----------------------------------

(i) Litigation, Claims Assessments
----------------------------------

The Company has filed a lawsuit contesting an alleged management contract between the Company and a consultant. Upon the happening of several conditions precedent, the corporations were to exchange stock and other obligations. The Company's contention is that the contract was never valid, because several conditions precedent never occurred. The Company has also asserted a replevin action for the shares of its common stock that were transferred to the consultant. Although there is not a fixed amount in the litigation at this time, the Company is alleged to owe approximately $100,000. The Company continues to vigorously contest the case and pursue its remedies.

In relation to the aforementioned management contract, two lawsuits were filed against the Company claiming damages of approximately $25,000 and $40,000. These actions are based on an alleged validity of the management contract described above and the related assumption of the consultant's debt by the Company. The Company contends that the agreement is an invalid and unenforceable instrument due to a failed condition precedent. One of the cases has been dismissed for failure to prosecute. The plaintiff, however, has filed a motion to set aside the dismissal. In the other case, formal discovery has not begun as of the date of this report. The Company, however, is confident, that in both cases it is not liable for any of the damages claimed.

(ii) General Release and Settlement Agreement
---------------------------------------------

Under a General Release and Settlement Agreement ("Agreement") entered into in November 1999, by and between the Company and one of its franchisees, both parties have agreed to compromise, settle, release and resolve all claims between and amongst themselves with regard to the claim of the franchisee for fraud and breach of contract. In accordance with the terms of the Agreement, the Company repurchased the ice cream machines it sold to the franchisee, paid the franchisee a total of $42,500, and the franchisee removed the Company's registered trade name and trademark from its facility. In addition, the franchisee must refrain from further using such trade name or making the Company's ice cream product in their machines. Both parties also agreed that the franchisee owns the building and all other equipment that it had purchased from the Company, except for the aforementioned machines repurchased.

NOTE 8 - STOCKHOLDER'S EQUITY

(A) Common and Preferred Stock
------------------------------

The Company has authorized 10,000,000 shares of preferred stock, $.0001 par value and 50,000,000 shares of common stock, $.0001 par value. The preferred stock will have such right and preferences as determined by the Board of Directors.

                            TWISTEE TREAT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           NOVEMBER 30, 1999 AND 1998
                           --------------------------

During June 1997, the Company merged with Twistee Treat Corporation, a Delaware Corporation with the same name, in a tax-free transaction. The founding stockholders received 2.96 shares for each share of the old company they owned. The remaining shareholders exchanged their shares at a ratio of 1:1. The effect of the stock exchange has been presented retroactively in the accompanying statement of stockholders' equity.

(B) Warrants
------------

At November 30, 1999, the Company had outstanding warrants to purchase 446,500 shares of the Company's common stock at an exercise price of $2.00 per share. These warrants were issued during the year ended November 30, 1999 together with common stock issuances. No value has been allocated to the warrants because they were not trading at the time of issuance. The warrants became exercisable at the grant date in June 1999 and expire in June 2001.

NOTE 9 - INCOME TAXES EXPENSE
-----------------------------

The Company has the following current and deferred income tax expense at November 30, 1999 and November 30, 1998:

                                               1999                 1998
                                        ----------------   ------------------
         Current:
          Federal:                      $           --     $             --
          State                                     --                   --

         Deferred:                                  --                   --
           Federal and State                        --                   --
                                        ----------------   ------------------

         Income tax expense (benefit)   $           --     $             --
                                        ================   ==================

The actual tax expense differs from the "expected" tax expense for the years ended November 30, 1999 and 1998 (computed by applying the U.S. Federal Corporate tax rate of 34 percent to income loss before taxes), as follows:

                                                1999         1998
                                             ---------    ---------
Computed "expected " tax expense (benefit)   $(207,229)   $(157,453)

Non - deductible stock based compensation         --         27,710

Effect of net operating loss carryforward      207,229      129,743
                                             ---------    ---------

                                             $    --      $     --
                                             =========    =========

                            TWISTEE TREAT CORPORATION
                          NOTES TO FINANCIAL STATEMENTS
                           NOVEMBER 30, 1999 AND 1998
                           --------------------------

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at November 30, 1999 and 1998 are as follows:

                                                1999        1998
                                              --------    --------
            Deferred tax assets:

            Net operating loss carryforward    479,217     271,988

            Stock based compensation            27,710      27,710
                                              --------    --------

            Total gross deferred tax assets    506,927     299,698

            Less valuation allowance          (506,927)   (299,698)
                                              --------    --------

            Net deferred tax assets               --          --
                                              ========    ========

The Company has net operating loss carry-forwards of approximately $1,400,000 for income tax purposes available to offset future taxable income, expiring on various dates beginning in 2016 and 2017.

The net change in the valuation allowance during the year ended November 30, 1999 was $207,229.

NOTE 10 - SUBSEQUENT EVENTS
---------------------------

(A) Private Placement
---------------------

During March 2000, the Company offered subscriptions pursuant to Rule 504 of Regulation D of the Securities Act of 1933, as amended, of 8,000,000 shares of common stock to accredited investors. The purchase price is $0.125 per share. As of the date of this report, subscriptions for $1,000,000 or 8,000,000 shares have been received at which time the offer has been closed. As of the same date, the Company has received cash consideration of a total of $625,000 for the common stock subscribed.

(B) Repayment of Loans Payable
------------------------------

In March 2000, the Company repaid a loan payable of $100,000 which was outstanding as of November 30, 1999 (see Note 6).

In March 2000, the Company repaid a loan payable balance of $7,500 which was outstanding as of November 30, 1999 (See Note 6).